As filed with the Securities and Exchange Commission on October 1, 2009

Registration No. 333-156504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1623047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

China Precision Steel, Inc.
18th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
People’s Republic of China
+852-2543-2290
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Wo Hing Li
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
People’s Republic of China
+852-2543-2290
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Scott C. Kline, Esq.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105-2228
(415) 983-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Additional Registration Fee(1)

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2) (3)	Amount of Registration Fee(4)
Common Stock, $0.001 par value per share	—	—
Preferred Stock, $0.001 par value per share	—	—
Warrants	—	—
Units	—	—
TOTAL	$40,000,000	$1,572

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase shares of common stock, and/or preferred stock, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $40,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants to purchase shares of common stock and/or and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate amount of the registrant’s common stock, preferred stock and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act.

(3)
Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of common stock or preferred stock that may be issued upon conversion of, or in exchange for, preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.  A fee of $1,572 was previously paid in connection with the filing of the initial registration statement on Form S-3 on December 30, 2008 (Commission File No. 333-156504).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated October 1, 2009

PROSPECTUS

$40,000,000

CHINA PRECISION STEEL, INC.

Common Stock
Preferred Stock
Warrants
Units

We may offer, issue and sell shares of our common stock, par value $0.001, preferred stock, par value $0.001, warrants and units from time to time, in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.  The aggregate public offering price of securities being offered will not exceed $40,000,000.

Each time we sell shares of our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of these securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CPSL.”  On September 29, 2009, the last reported per share sale price of our common stock was $2.71.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.  The aggregate market value of our outstanding common stock held by non-affiliates is $84,047,168, based on 46,562,955 shares of outstanding common stock, of which 31,013,715, or 66.6%, are held by non-affiliates, and a per share price of $2.71 based on the closing sale price of our common stock on September 29, 2009.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 3, when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2009

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus.  No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offering of our securities and, if given or made, no one may rely on such unauthorized information or representations.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation may not be legally made.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.   You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.  In this prospectus and any prospectus supplement, unless otherwise indicated, “CPSL,” “the Company,” “we,” “us” and “our” refer to China Precision Steel, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer shares of common stock, preferred stock, warrants or units described in this prospectus in one or more offerings up to a total dollar amount of $40,000,000. Each time we offer such securities we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

PROSPECTUS SUMMARY

This summary highlights information about us and the securities being offered by this prospectus.  This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities.  You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Our Company

We are a Delaware holding company whose China-based operating subsidiaries are primarily engaged in the manufacture and sale of high precision cold-rolled steel products and in the provision of heat treatment and cutting of medium and high carbon hot-rolled steel strips.  We are headquartered in Sheung Wan, Hong Kong.

We became a public company in May 1997 through a reverse merger with SSI Capital Corporation. At that time, we changed our name to OraLabs Holding Corp. and our principal business was the production and sale of consumer products relating to oral care and lip care and the distribution of nutritional supplements through our wholly-owned subsidiary, OraLabs, Inc. In December 2006, we merged with Partner Success Holdings Limited, or PSHL, a British Virgin Islands business company which owns Chengtong.  In connection with that transaction, we subsequently redeemed all of the shares of our outstanding common stock owned by our former President, Gary Schlatter, in exchange for all of the issued shares of OraLabs, Inc. Thereafter, we renamed ourselves China Precision Steel, Inc. to reflect our continuing operations.

Through our wholly-owned operating subsidiaries, Shanghai Chengtong Precision Strip Company Limited, or Chengtong, and Shanghai Blessford Alloy Company Limited, or Shanghai Blessford, we are a niche and high value-added steel processing company.  We use commodity steel to create a specialty premium steel intended to yield above-average industry gross margins. Specialty precision steel pertains to the precision of measurements and tolerances of thickness, shape, width, surface finish and other special quality features of highly-engineered end-use applications.  We manufacture and sell precision ultra-thin and high strength cold-rolled steel products with thicknesses ranging from 7.5 mm to 0.03 mm. We also provide heat treatment and cutting and slitting of cold-rolled steel strips not exceeding 7.5 mm thickness. Our process puts hot-rolled de-scaled (pickled) steel coils through a cold-rolling mill, utilizing our patented systems and high technology reduction processing procedures, to make steel coils and sheets in customized thicknesses, according to customer specifications.  Currently, our specialty precision products are mainly used in the manufacture of automobile parts and components, steel roofing, plane friction discs, appliances, food packaging materials, saw blades, textile needles and microelectronics.

Most of our sales are made domestically in China, however, over the course of the past two years, we have begun to alter our product mix to meet market demands in our primary market, as well as to expand into overseas markets.  During fiscal 2007, we began exporting our cold-rolled steel products to Thailand, Nigeria and Ethiopia and we intend to expand into additional overseas markets in the future, subject to suitable market conditions and favorable regulatory controls.  We continue to focus on the production of higher margin products, although we have increased production of certain of our lower margin products due to market demand.  These changes in our strategy have created increased capital requirements as we have sought to construct additional rolling mills to accommodate our planned growth.

Our market is highly competitive, although we have focused on a niche market that allows us to compete effectively as we continue to grow our business.  We face significant competition for raw materials, especially crude steel, and our financial results may be impacted by changes in the market prices for these materials.  Given our size, we do not have the ability to influence the prices at which we must purchase raw materials.  However, the nature of our products enables us to pass on all or part of the price fluctuations in raw materials to our customers.

As of June 30, 2009, we had an annual production capacity of approximately 120,000 tons.  Our first rolling mill, which has an operating capacity of 60,000 to 70,000 tons depending on the thickness of the steel processed, primarily manufactures low carbon precision cold-rolled steel products.  Our second cold-rolling mill, which has been operating since October 2006 with a production design capacity of 100,000 tons, has achieved 60% of its design capacity as of June 30, 2009. We have completed construction of our third cold rolling mill and are currently in the stage of testing and commissioning. Each mill takes approximately three to four years to reach its full operating capacity. The second and third mills have similar capacities and will focus on the production of high carbon, high strength cold-rolled steel products and the production of more complex precision steel products that cannot be manufactured in our first rolling mill. Due to reduced orders on hand, our two rolling mills were running at approximately 70% utilization rate as of June 30, 2009.

During the fiscal years ended June 30, 2009, 2008 and 2007, we incurred/earned net loss of $408,338, and net income of $18,583,111 and $7,472,661, respectively.   At June 30, 2009, we had total assets of $163,409,114. Chengtong and Shanghai Blessford currently have approximately 331 employees, including 45 senior management and technical staff members, and operate in 20,000 square meters of production facilities in Jiading District, Shanghai, the PRC, on four acres of leased land.

Principal Executive Offices

Our corporate headquarters are located at 18th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong, and our telephone number is (011) 852-2543-2290.  Our agent for service of process in the United States is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808.  Our common stock is listed on The NASDAQ Capital Market under the symbol “CPSL.”  Although we maintain a website at www.chinaprecisionsteelinc.com, we do not intend that information available on our website be incorporated into this filing.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below, as well as those disclosed under the “Risk Factors” heading in the applicable prospectus supplement,  in our most recent Annual Report on Form 10-K, and in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases.  We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus.  These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Statements in this prospectus and in documents incorporated into this prospectus, including those set forth below in “Risk Factors, “describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Except specified otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby to finance our growth plans including possible acquisitions and/or to fund the future expansion of our existing manufacturing facilities, as well as for general working capital purposes.   Pending these uses, we plan to invest the net proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Years Ended June 30,
	2009	2008	2007	2006	2005
Ratio of earnings to combined fixed charges and preferred stock dividends:
Including deposit interest	0.94	16.50	7.93	9.06	14.62
Excluding deposit interest	0.88	16.26	7.84	9.06	14.62

We have computed the ratio of earnings to combined fixed charges and preferred stock dividends set forth above by dividing earnings from continuing operations by fixed charges. For the purpose of determining the ratios, earnings include pre-tax income from continuing operations, extraordinary charges and changes in accounting principles plus fixed charges (excluding capitalized interest). Fixed charges consist of the sum of interest on all indebtedness (including capitalized interest), interest expense on deposits, as applicable, and interest within rental expense, which is estimated to be one-third of rental expense.  We do not have any preferred stock issued and outstanding.

DESCRIPTION OF SECURITIES

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the material terms of our securities that may be offer under this prospectus.  For a complete description of the terms of our common stock and preferred stock, please refer to our certificate of incorporation and our amended and restated by-laws, each of which are incorporated by reference into the registration statement which includes this prospectus.  The terms of our common and preferred stock may also be affected by the General Corporation Law of Delaware.  We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to our securities.  See “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 62,000,000 shares of common stock, par value $0.001.  As of September 29, 2009, there were 46,562,955 shares of our common stock outstanding held by approximately 874 stockholders. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately our net assets available for distribution after the payment of all debts and other liabilities.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  Our common stock is traded on The NASDAQ Capital Market under the symbol “CPSL.”

All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.  The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may, subject to stockholder approval, authorize, designate and issue in the future.  To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 8,000,000 shares of preferred shares, par value $0.001, issuable in series.  No shares of preferred stock are currently outstanding.  Our board of directors is authorized, subject to limits imposed by relevant Delaware laws, to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval.  Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  In addition, any such shares of preferred stock may have class or series voting rights.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of China Precision Steel, Inc.; and

•
any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of China Precision Steel, Inc.

Warrants

We may issue warrants to purchase preferred stock and/or common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws

Our Certificate of Incorporation and By-laws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management that a stockholder might consider favorable and may prevent you from receiving a takeover premium for your shares.  These provisions include, for example: (i) our certificate of incorporation provides that only our Chairman or any three (3) board members may call a special meeting of stockholders; (ii) our Certificate of Incorporation cannot be amended unless our board of directors recommends the amendment;  (iii) our stockholders cannot increase the size of our board of directors to more than nine (9) without the approval of the board of directors; (iv) our board of directors is authorized to issue up to 8,000,000 preferred shares without a stockholder vote; and (v) our stockholders may not remove members from our board of directors except for cause.

We are a Delaware corporation subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder (generally, persons who beneficially own 15% or more of our outstanding voting stock), for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder.  We anticipate that the provisions of Section 203 may encourage parties interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.  These provisions apply even if the offer may be considered beneficial by some of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, and its telephone number is (303) 282-4800.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters (2) through agents (3) directly to agents; (4) to or through broker dealers; and (5) through a combination of any such methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell these securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the common stock, preferred stock, warrants and units to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock, preferred stock, warrants and units to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.  The underwriters, dealers and agents may engage in other transactions with us, or perform services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our common stock currently is traded on the NASDAQ Capital Market.  Any shares of our common stock sold pursuant to a prospectus supplement also will be traded on the NASDAQ Capital Market or on an exchange on which our common stock offered is then listed, subject (if applicable) to official notice of issuance. We are not obligated to maintain our listing on the NASDAQ Capital Market. Any underwriters to whom we sell our securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

The validity of the issuance of the securities being offered by this prospectus will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, Washington, DC.

EXPERTS

Our consolidated financial statements for the years ended June 30, 2009 and 2008, appearing in our Annual Report on Form 10-K for those years, have been audited by Moore Stephens, an Independent Registered Public Accounting Firm, as set forth in their report included therein,  and our consolidated financial statements for the year ended June 30, 2007, appearing in our Annual Report on Form 10-K for that year, have been audited by  Murrell, Hall, McIntosh & Co., PLLP, an Independent Registered Public Accounting Firm, as set forth in their reports included therein, and are incorporated herein by reference in reliance upon such reports given on the authority of each such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.  We incorporate by reference the following documents that we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act: (i) our Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (ii) the description of our common stock set forth in our registration statement on Form 8-A, filed on December 21, 2001, pursuant to Section 12(g) of the Securities Exchange Act, including any amendment or reports filed for the purpose of updating such description; and (iii) all of our filings pursuant to the Exchange Act after the filing of, and prior to the effectiveness of, the registration statement of which this prospectus is a part.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus.  Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

You should rely only upon the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with any other information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Upon the written or oral request of any person, including a beneficial owner, to whom this prospectus is delivered, we will provide, at no cost, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including copies of any exhibits that are specifically incorporated by reference in such information.  Requests for such documents should be directed to: China Precision Steel, Inc., 8th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong, People’s Republic of China, Attn: Investor Relations (telephone +852-2543-8223).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.  Such reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of the SEC’s web site is http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering.  This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement.  For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference.  You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC’s website as described above.

PROSPECTUS

$40,000,000

CHINA PRECISION STEEL, INC.

Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

_________________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated costs and expenses to be paid by us in connection with the issuance and distribution of the securities being registered hereby:

Amount to be Paid(1)
SEC Registration Fee(2)	$1,572
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$15,000
Printing Fees and Expenses	$5,000
Miscellaneous	$2,000
Total	$38,572

(1)
All amounts shown, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and the amount of securities offered. We will pay all of these expenses.

(2)	Represents $1,572 previously paid in connection with Registration Statement No. 333-156504.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.  In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation states that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.  We also carry liability insurance covering each of our directors and officers.

Our bylaws require us to indemnify our former and current directors and officers of the Company against expenses incurred in any action brought against those persons as a result of their role with the Company, to the fullest extent permitted by law.  Our board of directors has the discretion to indemnify other persons acting in their capacity as authorized representatives of the Company to the same extent.  Similarly, we may, in some circumstances, advance to a person potentially eligible for indemnification the expenses incurred in defending such an action.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The majority of our directors and all of our executive officers reside outside the United States.  In addition, our principal executive office is located in Hong Kong.  Outside the United States, it may be difficult for investors to enforce judgments obtained against the Company, our director or our officers in actions brought in the United States, including actions predicated upon the civil liability provisions of U.S. federal securities laws.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 16. Exhibits.

The following exhibits are filed herewith and as a part of this registration statement:

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement +

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Company’s current report on Form 8-K, filed on January 4, 2007, Exhibit 3.1)

3.2	Second Amended and Restated Bylaws (incorporated herein by reference to the Company’s annual report on Form 10-KSB, filed on March 31, 1999, Exhibit 3.1.II)

4.1	Specimen Certificate for Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 of the Company’s registration statement on Form S-3, filed on February 6, 2009)

4.2	Certificate of Designation for Preferred Stock +

4.3	Form of Preferred Stock Certificate +

4.4	Form of Warrant Agreement (including form of Warrant) +

4.5	Form of Unit Agreement (including form of Unit Certificate) +

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP*

12.1	Statement re Computation of Ratios*

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

23.2	Consent of Murrell, Hall, McIntosh & Co., PLLP, Independent Registered Public Accounting Firm *

23.3	Consent of Moore Stephens, Independent Registered Public Accounting Firm *

24.1	Power of Attorney (included on the signature page of the original registration statement)

* Filed herewith
+ To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China, on this 1st day of October, 2009.

CHINA PRECISION STEEL, INC.

By:	/s/ Wo Hing Li
Wo Hing Li, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Chief Executive Officer, President
/s/ Wo Hing Li	and Director (Principal Executive Officer)	October 1, 2009
Wo Hing Li
Chief Financial Officer, Secretary and Treasurer
/s/ Leada Tak Tai Li	(Principal Financial and Accounting Officer)	October 1, 2009
Leada Tak Tai Li

*	General Manager, Director	October 1, 2009
Hai Sheng Chen

*	Director	October 1, 2009
Che Kin Lui

*	Director	October 1, 2009
David Peter Wong

*	Director	October 1, 2009
Tung Kuen Tsui

* By	/s/ Wo Hing Li
Wo Hing Li
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement +

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Company’s current report on Form 8-K, filed on January 4, 2007, Exhibit 3.1)

3.2	Second Amended and Restated Bylaws (incorporated herein by reference to the Company’s annual report on Form 10-KSB, filed on March 31, 1999, Exhibit 3.1.II)

4.1	Specimen Certificate for Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 of the Company’s registration statement on Form S-3, filed on February 6, 2009)

4.2	Certificate of Designation for Preferred Stock +

4.3	Form of Preferred Stock Certificate +

4.4	Form of Warrant Agreement (including form of Warrant) +

4.5	Form of Unit Agreement (including form of Unit Certificate) +

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP*

12.1	Statement re Computation of Ratios*

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

23.2	Consent of Murrell, Hall, McIntosh & Co., PLLP, Independent Registered Public Accounting Firm *

23.3	Consent of Moore Stephens, Independent Registered Public Accounting Firm *

24.1	Power of Attorney (included on the signature page of the original registration statement)

* Filed herewith
+ To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.